                                                                     EXHIBIT 3.3


                                RESTATED BYLAWS

                                      OF

                                LOOKSMART, LTD.



                       Approved and Adopted May 5, 1998

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I STOCKHOLDERS...............................................................................     1

     1.1       ANNUAL MEETINGS.......................................................................     1
     1.2       SPECIAL MEETINGS......................................................................     1
     1.3       NOTICE OF MEETINGS....................................................................     1
     1.4       ADJOURNMENTS..........................................................................     1
     1.5       QUORUM................................................................................     2
     1.6       ORGANIZATION..........................................................................     2
     1.7       VOTING; PROXIES.......................................................................     2
     1.8       FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF
               RECORD................................................................................     3
     1.9       LIST OF STOCKHOLDERS ENTITLED TO VOTE.................................................     3
     1.10      ACTION BY CONSENT OF STOCKHOLDERS.....................................................     4

ARTICLE II BOARD OF DIRECTORS........................................................................     4

     2.1       NUMBER; QUALIFICATIONS................................................................     4
     2.2       ELECTION; RESIGNATION; REMOVAL; VACANCIES.............................................     4
     2.3       REGULAR MEETINGS......................................................................     5
     2.4       SPECIAL MEETINGS......................................................................     5
     2.5       TELEPHONIC MEETINGS PERMITTED.........................................................     5
     2.6       QUORUM; VOTE REQUIRED FOR ACTION......................................................     5
     2.7       ORGANIZATION..........................................................................     5
     2.8       INFORMAL ACTION BY DIRECTORS..........................................................     5

ARTICLE III COMMITTEES...............................................................................     6

     3.1       COMMITTEES............................................................................     6
     3.2       COMMITTEE RULES.......................................................................     6

ARTICLE IV OFFICERS..................................................................................     6

     4.1       EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF
               OFFICE; RESIGNATION; REMOVAL; VACANCIES...............................................     6
     4.2       POWERS AND DUTIES OF EXECUTIVE OFFICERS...............................................     7

ARTICLE V STOCK......................................................................................     7

     5.1       CERTIFICATES..........................................................................     7
     5.2       LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE
               OF NEW CERTIFICATES...................................................................     7

ARTICLE VI INDEMNIFICATION...........................................................................     8

     6.1       THIRD PARTY ACTIONS...................................................................     8
     6.2       ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.........................................     8

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  Page
                                                                                                                  ----
      6.3      SUCCESSFUL DEFENSE.............................................................................      8
      6.4      DETERMINATION OF CONDUCT.......................................................................      9
      6.5      PAYMENT OF EXPENSES IN ADVANCE.................................................................      9
      6.6      INDEMNITY NOT EXCLUSIVE........................................................................      9
      6.7      INSURANCE INDEMNIFICATION......................................................................      9
      6.8      THE CORPORATION................................................................................      9
      6.9      EMPLOYEE BENEFIT PLANS.........................................................................     10
      6.10     INDEMNITY FUND.................................................................................     10
      6.11     INDEMNIFICATION OF OTHER PERSONS...............................................................     10
      6.12     SAVINGS CLAUSE.................................................................................     10
      6.13     CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF
               EXPENSES.......................................................................................     11

ARTICLE VII MISCELLANEOUS.....................................................................................     11

      7.1      FISCAL YEAR....................................................................................     11
      7.2      SEAL...........................................................................................     11
      7.3      WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS,
               DIRECTORS AND COMMITTEES.......................................................................     11
      7.4      INTERESTED DIRECTORS; QUORUM...................................................................     11
      7.5      FORM OF RECORDS................................................................................     12
      7.6      AMENDMENT OF BY-LAWS...........................................................................     12

                                    BYLAWS
                                    ------

                                      OF
                                      --

                                LOOKSMART, LTD.
                                ---------------


                                   ARTICLE I

                                 STOCKHOLDERS
                                 ------------

     1.1  ANNUAL MEETINGS
          ---------------

     An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     1.2  SPECIAL MEETINGS
          ----------------

     Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting, but such special meetings may not be called by any other person or persons.

     1.3  NOTICE OF MEETINGS
          ------------------

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.4  ADJOURNMENTS
          ------------

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.5  QUORUM
          ------

     Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     1.6  ORGANIZATION
          ------------

     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     1.7  VOTING; PROXIES
          ---------------

     Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     1.8  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD
          -------------------------------------------------------

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.9  LIST OF STOCKHOLDERS ENTITLED TO VOTE
          -------------------------------------

     The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     1.10  ACTION BY CONSENT OF STOCKHOLDERS
           ---------------------------------

     Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

     2.1   NUMBER; QUALIFICATIONS
           ----------------------

     The number of directors of the corporation shall be not less than five (5) nor more than seven (7), with the current number of directors to be fixed at five (5). The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by resolution of a majority of the authorized number of directors of the board of directors or the vote or written consent of the holders of a majority of the outstanding shares of the stock issued and outstanding and entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Directors need not be stockholders.

     2.2   ELECTION; RESIGNATION; REMOVAL; VACANCIES
           -----------------------------------------

     The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by the vote of the stockholders entitled to designate such director or entitled to fill such vacancy or newly created directorship pursuant to the terms of the Restated Certificate of Amendment, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

     2.3  REGULAR MEETINGS
          ----------------

     Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     2.4  SPECIAL MEETINGS
          ----------------

     Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

     2.5  TELEPHONIC MEETINGS PERMITTED
          -----------------------------

     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     2.6  QUORUM; VOTE REQUIRED FOR ACTION
          --------------------------------

     At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     2.7  ORGANIZATION
          ------------

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.8  INFORMAL ACTION BY DIRECTORS
          ----------------------------

     Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                  ARTICLE III

                                  COMMITTEES
                                  ----------

     3.1  COMMITTEES
          ----------

     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     3.2  COMMITTEE RULES
          ---------------

     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     4.1  EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE;
          ------------------------------------------------------------
RESIGNATION; REMOVAL; VACANCIES
-------------------------------

     The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     4.2  POWERS AND DUTIES OF EXECUTIVE OFFICERS
          ---------------------------------------

     The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     STOCK
                                     -----

     5.1  CERTIFICATES
          ------------

     Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     5.2  LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW
          -------------------------------------------------------------
CERTIFICATES
------------

     The corporation may issued a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     6.1  THIRD PARTY ACTIONS
          -------------------

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     6.2  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
          ---------------------------------------------

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 6.1) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     6.3  SUCCESSFUL DEFENSE
          ------------------

     To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4  DETERMINATION OF CONDUCT
          ------------------------

     Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors or an executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     6.5  PAYMENT OF EXPENSES IN ADVANCE
          ------------------------------

     Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

     6.6  INDEMNITY NOT EXCLUSIVE
          -----------------------

     The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     6.7  INSURANCE INDEMNIFICATION
          -------------------------

     The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

     6.8  THE CORPORATION
          ---------------

     For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     6.9   EMPLOYEE BENEFIT PLANS
           ----------------------

     For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

     6.10  INDEMNITY FUND
           --------------

     Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

     6.11  INDEMNIFICATION OF OTHER PERSONS
           --------------------------------

     The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 6.1), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

     6.12  SAVINGS CLAUSE
           --------------

     If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

     6.13  CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
           -----------------------------------------------------------

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise prided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     7.1   FISCAL YEAR
           -----------

     The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     7.2   SEAL
           ----

     The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     7.3   WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND
           -----------------------------------------------------------
COMMITTEES
----------

     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     7.4   INTERESTED DIRECTORS; QUORUM
           ----------------------------

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum: or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     7.5  FORM OF RECORDS
          ---------------

     Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     7.6  AMENDMENT OF BY-LAWS
          --------------------

     These by-laws may be altered or repealed, and new by-laws made, by the unanimous vote of the Board of Directors, but the stockholders acting by the vote of a majority of the holders of each outstanding class or series of the corporation's capital stock may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

                       CERTIFICATE OF ADOPTION OF BYLAWS

                                      OF

                                LOOKSMART, LTD.


          Certificate by Secretary of Adoption by Stockholders' Vote
          ----------------------------------------------------------


     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of LookSmart, Ltd. and that the foregoing Bylaws, comprising 12 pages, excluding this page, were submitted to Written Consent of the Stockholders of the Company, effective as of May 5, 1998, and were ratified by the vote of stockholders entitled to exercise the majority of the voting power of the corporation.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 5th day of May, 1998.



                                             /s/ HENRY V. BARRY
                                     -----------------------------------------
                                     Henry V. Barry, Secretary

                           CERTIFICATE OF SECRETARY


     The undersigned, being the duly elected Secretary of LookSmart, Ltd., a Delaware corporation (the "Company"), do hereby certify that Article II, Section
2.1 of the Bylaws of this Corporation was amended by Unanimous Written Consent of the Board of Directors, effective as of March 19, 1999, and by Written Consent of the Stockholders, effective as of March 19, 1999, to read in its entirety as follows:

     "2.1  NUMBER; QUALIFICATIONS

           The number of directors of the corporation shall be not less than five (5), nor more than seven (7), with the current number of directors to be fixed at seven (7). The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by resolution of a majority of the authorized number of directors of the board of directors or the vote or written consent of the holders of a majority of the outstanding shares of the stock issued and outstanding and entitled to vote.

           No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Directors need not be stockholders."

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 19th day of March, 1999.


                                           /s/ HENRY V. BARRY
                                       --------------------------------------
                                       Henry V. Barry, Secretary